As filed with the Securities and Exchange Commission on September 5, 2024.

Registration No. 333-272628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1
ON FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ZURA BIO LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	98-172573
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Tel: (702) 825-9872

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert Lisicki

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Tel: (702) 825-9872

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Divakar Gupta

Sarah Sellers

Brandon Fenn

Cooley LLP

55 Hudson Yards

New York, NY 10001

Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 13, 2023, Zura Bio Limited (the “Registrant”), filed a Registration Statement on Form S-1 (Registration No. 333-272628), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on September 14, 2023, and amended by Post-Effective Amendment No. 1, which was filed on June 18, 2024 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed by the Registrant to (i) convert the Registration Statement into a registration statement on Form S-3 (the “Post-Effective Amendment”), (ii) reflect the exchange of all of the Registrant’s outstanding public warrants and private placement warrants that were issued in connection with the Registrant’s initial public offering to purchase Class A ordinary shares of the Company, par value $0.0001 per share, pursuant to the exchange offer and consent solicitation on July 12, 2024 (the “Warrant Exchange”) and (iii) update certain information regarding the securities being offered pursuant to the prospectus contained herein.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

ZURA BIO LIMITED

Resale of 21,248,364 Class A Ordinary Shares

Resale of 3,782,000 Pre-Funded Warrants to Purchase Class A Ordinary Shares

Issuance and Resale of up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants

This prospectus relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of (A) up to 21,248,364 Class A Ordinary Shares of Zura Bio Limited (“Zura”), a Cayman Islands exempted company, par value $0.0001 per share (“Class A Ordinary Shares”), (B) 3,782,000 pre-funded warrants to purchase Class A Ordinary Shares (“Pre-Funded Warrants”), and (C) 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants. The Class A Ordinary Shares held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Shares.” The Registrable Shares consist of (i) 2,000,000 Class A Ordinary Shares (the “Ewon Shares”) originally purchased in a private placement pursuant to a subscription agreement (the “Ewon Subscription Agreement”) by Ewon Comfortech Co., Ltd. (“Ewon”) at a purchase price of $10.00 per share, and 9,950 Class A Ordinary Shares (the “Eugene Shares,” and together with the Ewon Shares, the “PIPE Shares”) originally purchased in a private placement pursuant to a subscription agreement (the “Eugene Subscription Agreement,” and together with the Ewon Subscription agreement, the “PIPE Subscription Agreements”) by Eugene Investment & Securities Co., Ltd (“Eugene,” and, together with Ewon, the “PIPE Investors”) at a purchase price of $10.00 per share, (ii) an aggregate of 6,801,633 Class A Ordinary Shares (the “FPA Shares”) issued in connection with a private placement pursuant to the amended and restated forward purchase agreement, dated January 27, 2022 (the “FPA”), as amended, to Athanor Master Fund, LP and Athanor International Master Fund, LP (collectively, the “FPA Investors”) at an effective purchase price of approximately $6.32 per share, (iii) the resale of 3,450,000 Class A Ordinary Shares issued to the initial shareholders of JATT Acquisition Corp (“JATT”) at an effective purchase price of approximately $0.007 per share (the “Founder Shares”), (iv) 550,000 Class A Ordinary Shares issued as consideration for certain exclusive license to Eli Lilly & Co. (“Lilly”) upon the closing of the Business Combination (as defined below), (v) 18,823,530 Class A Ordinary Shares (including 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) originally issued in a private placement (the “April 2023 Private Placement”) to certain accredited investors which closed in two tranches on May 1, 2023 and June 5, 2023 (“April 2023 Private Placement Shares”) at an effective purchase price of $4.25 per share (and approximately $4.25 per share for Class A Ordinary Shares underlying the Pre-Funded Warrants), (vi) 499,993 restricted Class A Ordinary Shares issued to Amit Munshi, the non-executive chairman of our board of directors, (vii) an additional 1,000,000 shares issued to Lilly as consideration in connection with the entry into a second license agreement dated as of April 26, 2023, (viii) an additional 898,018 Class A Ordinary Shares underlying restricted share units and (ix) an additional 1,158,236 Class A Ordinary Shares issued to affiliates of the Company in connection with the Warrant Exchange (as defined herein). The Registrable Shares and Pre-Funded Warrants are herein referred to as the “Registrable Securities.”

Because many Selling Securityholders purchased their shares at significantly below the current market price of our ordinary shares, such holders could sell their shares and generate a significant profit while still causing the trading price of our ordinary shares to decline significantly. On August 30, 2024, the closing price of our Class A Ordinary Shares was $4.13. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $14,248,500 and the aggregate profit would be approximately $14,223,500; the aggregate sales price of the FPA Shares would be approximately $28,090,744 and the aggregate profit would be $0; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant to that certain Equity Grant Agreement dated as of December 8, 2022 would be approximately $2,271,500 and the aggregate profit would be approximately $2,271,500; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant to that certain Equity Grant Agreement dated as of April 26, 2023 would be approximately $4,130,000 and the aggregate profit would be approximately $4,130,000; and the aggregate sales price of April 2023 Private Placement Shares (excluding 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) would be approximately $62,121,519 and the aggregate profit would be $0. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

This prospectus also relates to the issuance by us of an aggregate of up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants. The Pre-Funded Warrants have an exercise price of $0.001 per share.

We could receive up to an aggregate of approximately $3,782 if all of the Pre-Funded Warrants registered hereunder are exercised for cash. To the extent that any of our Pre-Funded Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of our Pre-Funded Warrants will decrease. We expect to use the net proceeds from the exercise of the Pre-Funded Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. However, there is no assurance that the holders of our Pre-Funded Warrants will elect to exercise any or all of such warrants. The cash proceeds associated with the exercises of the Pre-Funded Warrants are dependent on the stock price inasmuch as the holders are unlikely to exercise their Pre-Funded Warrants if the exercise price thereof is less than the price of our Class A Ordinary Shares at the time of exercise. In that circumstance, such holder may be less likely to exercise their Pre-Funded Warrants as such holder would be selling at a loss if they exercised their Pre-Funded Warrants and sold their Class A Ordinary Shares. Accordingly, we have not included the net proceeds from any exercise of the Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

Additional details regarding the securities to which this prospectus relates and the Selling Securityholders is set forth in this prospectus under “Selling Securityholders.”

On June 16, 2022, JATT entered into a Business Combination Agreement, as amended on September 20, 2022, November 14, 2022 and January 13, 2023 (the “Business Combination Agreement” or “BCA”), by and among JATT, JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”), Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”) and Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”). In connection with the Business Combination, JATT entered into the Ewon Subscription Agreement with Ewon, pursuant to which JATT agreed to issue and sell the PIPE Shares to Ewon, in a private placement to close substantially concurrently with the consummation of the Business Combination. On March 20, 2023 (the “Closing Date”), the parties to the BCA consummated the transactions contemplated by the BCA.

We are registering the offer and sale by the Selling Securityholders of the Registrable Securities to satisfy certain registration rights granted in favor of the Selling Securityholders. Our registration of the Registrable Securities covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell any of the Registrable Securities. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of the Registrable Securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information about how the Selling Securityholders may sell the Registrable Securities. We will pay certain offering fees and expenses and fees in connection with the registration of the Registrable Securities and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. See the section of this prospectus titled “Use of Proceeds” for more information. The Selling Securityholders will pay any discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Registrable Securities.

Sales of the Registrable Securities by the Selling Securityholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Securityholders may sell Registrable Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders, the purchasers of the Registrable Securities, or both.

The sale of all the Registrable Securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Ordinary Shares. Our Class A Ordinary Shares are currently listed on NASDAQ Stock Market (“Nasdaq”) under the symbol “ZURA”. On September 4, 2024, the last reported sales price of our  Class A Ordinary Shares was $3.95 per share.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 11 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein and therein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

You should rely only on the information contained in this prospectus, information incorporated by reference into this prospectus, any applicable prospectus or in any related free writing prospectus filed with the Securities and Exchange Commission (“SEC”). Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the Class A Ordinary Shares described in this prospectus in one or more offerings from time to time through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale of the Registrable Securities by the Selling Securityholders. We will not receive any proceeds from the sale of Class A Ordinary Shares underlying the 2024 Pre-Funded Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the 2024 Pre-Funded Warrants for cash.

A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2, and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “Merger”); (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (the “Subsequent Merger” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and (iii) JATT changed its name to “Zura Bio Limited.”

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or the “Company” refer to Zura Bio Limited, a Cayman Islands exempted company, formerly known, prior to the Business Combination, as JATT Acquisition Corp.), or its affiliates.

In this document:

•	“2023 Lilly License” means that certain License, Development and Commercialization Agreement, dated as of April 26, 2023, by and between Eli Lilly and Company and ZB17 LLC.

•	“2023 Pre-Funded Warrant” means the 3,782,000 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares.

•	“2024 Pre-Funded Warrant” means the 16,102,348 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares.

•	“April 2023 Private Placement” means that certain private placement made to certain accredited investors, which closed in two tranches on May 1, 2023 and June 5, 2023.

•	“April 2024 Private Placement” means that certain private placement made to certain institutional and other accredited investors, which closed on April 22, 2024.

•	“A&R Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated March 20, 2023, by and among Zura, the Sponsor and other signatories party thereto.

•	“Business Combination” means the mergers and other transactions contemplated by the Business Combination Agreement.

•	“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among JATT, Merger Sub, Merger Sub 2, Holdco and Legacy Zura, as may be amended or restated from time to time.

•	“Cayman Islands Companies Act” means the Companies Act (Revised) of the Cayman Islands.

•	“Closing” means the closing of the Business Combination.

•	“Closing Date” means March 20, 2023, the date of the consummation of the Business Combination.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Forward Purchase Agreements” or “FPA” means those certain Amended and Restated Forward Purchase Agreements, by and between Athanor Master Fund, LP and Athanor International Master Fund, LP and JATT, dated August 5, 2021 and as amended and restated on January 27, 2022 and further amended on March 8, 2023.

•	“Founder Shares” means Class B ordinary shares of JATT held by our Initial Shareholders (including their permitted transferees) and the Class A Ordinary Shares issued upon the conversion thereof.

•	“FPA Shares” means the 3,000,000 JATT Class A Ordinary Shares purchased by the FPA Investors.

•	“FPA Investors” means those two accredited investors that are parties to the Forward Purchase Agreements.

•	“Holdco” means Zura Bio Holdings Ltd., a Cayman Islands exempted company.

•	“Holdco Options” means the outstanding options to purchase Holdco Ordinary Shares, which were exchanged for Zura Options upon Closing.

•	“Holdco Ordinary Shares” means ordinary shares of Holdco, par value $0.001 per share.

•	“Initial Shareholders” means the Sponsor and any other holders of Founder Shares (or their permitted transferees).

•	“IPO” refers to JATT’s initial public offering consummated on July 13, 2021.

•	“JATT” means JATT Acquisition Corp, a Cayman Islands exempted company.

•	“JATT Class A Ordinary Share” means a Class A ordinary share, par value $0.0001 per share, of JATT.

•	“JATT Class B Ordinary Share” means a Class B ordinary share, par value $0.0001 per share, of JATT.

•	“Legacy Zura Ordinary Shares” means ordinary shares of Legacy Zura, par value £0.001 per share, prior to the Closing.

•	“Lilly” means Eli Lilly and Company.

•	“Lilly Shares” means the 1,000,000 Class A Ordinary Shares being issued to Lilly pursuant to the 2023 Lilly License.

•	“MAA” means the Second Amended and Restated Memorandum and Articles of Association of Zura.

•	“Merger Sub” means JATT Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of JATT.

•	“Merger Sub 2” means JATT Merger Sub 2, a Cayman Islands exempted company and wholly- owned subsidiary of JATT.

•	“Ordinary Shares” means the JATT Class A Ordinary Shares and JATT Class B Ordinary Shares prior to the Business Combination, and the Zura Class A Ordinary Shares after the Business Combination.

•	“Pre-Funded Warrants” means the 2024 Pre-Funded Warrant and the 2023 Pre-Funded Warrant.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Selling Securityholders” means the persons listed in the tables in the section titled “Selling Securityholders.”

•	“Sponsor” means JATT Ventures, L.P., a Cayman Islands exempted limited partnership.

•	“Sponsor Forfeiture Agreement” means the forfeiture agreement between the Sponsor, JATT and Zura, dated as of June 16, 2022.

•	“Zura” means Zura Bio Limited, an exempted company incorporated under the laws of the Cayman Islands (formerly known as JATT Acquisition Corp).

•	“Zura Board” or “Board of Directors” means the board of directors of Zura.

•	“Zura Class A Ordinary Shares” or “Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Zura, following the effectiveness of the MAA in connection with the Closing.

•	“Zura Options” means the options issued at Closing upon the exchange of Holdco Options.

Unless specified otherwise, amounts in this registration statement are presented in United States (“U.S.”) dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding our financial position, business strategy, our objectives, plans, expectations and assumptions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company and its management thereof and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our expectations regarding our product candidates and their related benefits, and our beliefs regarding competing product candidates and products both in development and approved, may not be achieved;

•	our vision and strategy may not be successful;

•	the timing of key events and initiation of our studies and release of clinical data may take longer than anticipated or may not be achieved at all;

•	expectations regarding the potential general acceptability and maintenance of our product candidates by regulatory authorities, payors, physicians, and patients may not be achieved;

•	we may be unable to attract and retain key personnel;

•	expectations with respect to our future operating expenses, capital requirements and needs for additional financing may not be achieved;

•	we have not completed any clinical trials, and have no products approved for commercial sale;

•	we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;

•	we may be unable to renew existing contracts or enter into new contracts;

•	we rely on third-party contract development manufacturing organizations for the manufacture of clinical materials;

•	we rely on contract research organizations, clinical trial sites, and other third parties to conduct our preclinical studies and clinical trials;

•	we may be unable to obtain regulatory approval for our product candidates, and there may be related restrictions or limitations of any approved products;

•	we may be unable to successfully respond to general economic and geopolitical conditions;

•	we may be unable to effectively manage growth;

•	we face competitive pressures from other companies worldwide;

•	we may be unable to adequately protect our intellectual property rights;

•	our expectations regarding the use of proceeds from offerings of our securities under this prospectus; and

•	other factors set forth in documents filed, or to be filed, with the SEC.

Additional discussion of the risks, uncertainties and other factors described above, as well as other risks material to our business, can be found in the section titled “Risk Factors” contained elsewhere in this prospectus and in any applicable prospectus supplement, any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other transactions we may execute.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on our forward-looking statements. Forward-looking statements, reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the information under “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and exhibits to the Registration Statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Zura,” “Company,” “we,” “us,” “our” and similar terms prior are intended to refer to Zura Bio Limited and its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Zura Board” are intended to refer to the board of directors of Zura Bio Limited.

Overview

Zura Bio Limited, formerly known as JATT Acquisition Corp., is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. With its experienced leadership team, Zura aims to become a leader in the autoimmune and inflammatory field.

We are currently developing three clinical-stage product candidates to address indications with high unmet needs and significant commercial opportunity.

•	Tibulizumab (ZB-106) is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of elements of TALTZ® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF. These cytokines play pivotal roles in various inflammatory and autoimmune disorders. By targeting IL-17A and BAFF, tibulizumab demonstrates potential in mitigating chronic inflammation while preserving immune system integrity. Three Phase 1/1b clinical studies have been completed with tibulizumab to date, including in participants with rheumatoid arthritis and Sjögren’s syndrome.

•	Crebankitug (ZB-168) is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (IL-7R) alpha. IL-7Rα sits at the nexus of two key immune pathways, IL-7 and thymic stromal lymphopoietin (TSLP), thus IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe crebankitug could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved. Three Phase 1/1b clinical studies have been conducted to date. There are additional IL-7Rα inhibitors under development for conditions like alopecia areata, atopic dermatitis, and ulcerative colitis. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for crebankitug.

•	Torudokimab (ZB-880) is a fully human, high affinity monoclonal antibody that neutralizes IL-33, preventing ST2-dependent and ST2-independent (e.g., RAGE) inflammation. The IL-33/ST2 axis stands as a validated therapeutic target for conditions such as chronic obstructive pulmonary disease (COPD) and asthma. Three Phase 1/2 clinical studies have been conducted to date. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for torudokimab.

The Business Combination

We were originally known as JATT Acquisition Corp. On the Closing Date, Legacy Zura, JATT, Merger Sub, Merger Sub 2, and Holdco consummated the closing of the transactions contemplated by the Business Combination Agreement following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

On the Closing Date, we consummated the previously-announced Business Combination Agreement, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2 and Holdco, following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023.

The Business Combination generated approximately $56.7 million in net proceeds. On March 21, 2023, the Company’s Class A Ordinary Shares began trading on the Nasdaq under the symbol “ZURA”.

Stock Exchange Listing

Zura’s Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ZURA”.

Corporate Information

Our principal executive offices are located at Zura’s principal executive offices are located at 1489 W. Warm Springs Road, #110, Henderson, Nevada and our telephone number is (702) 825-9872. Our corporate website address is www.zurabio.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We will remain as an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.235 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

The Offering

Issuer	Zura Bio Limited

Issuance of Ordinary Shares

Class A Ordinary Shares offered by us	Up to 3,782,000 Class A Ordinary Shares that are issuable upon the exercise of the Pre-Funded Warrants.

Class A Ordinary Shares outstanding prior to the exercise of the Pre-Funded Warrants registered hereby	63,774,183 as of August 29, 2024

Class A Ordinary Shares outstanding assuming the exercise of the Pre-Funded Warrants registered hereby	67,556,183 as of August 29, 2024

Use of Proceeds	We will receive up to an aggregate of approximately $3,782 if all of the Pre-Funded Warrants registered hereunder are exercised for cash. To the extent that any of our Pre-Funded Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of our Pre-Funded Warrants will decrease. We expect to use the net proceeds from the exercise of the Pre-Funded Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. We believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the securities to be sold by the Selling Securityholders pursuant to this prospectus. Other than registration related expenses, the Selling Securityholders will bear their own broker or similar commissions payable with respect to any sales of their Registrable Securities.

Resale of Class A Ordinary Shares and Pre-Funded Warrants

Class A Ordinary Shares offered by the Selling Securityholders	Up to 21,248,364 Class A Ordinary Shares

Warrants offered by the Selling Shareholders	3,782,000 Pre-Funded Warrants

Class A Ordinary Shares outstanding after the consummation of this offering	43,593,678

Use of Proceeds	The Selling Securityholders will receive all of the proceeds from this offering. We will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. See “Use of Proceeds.”

Market for our Class A Ordinary Shares	Zura’s public shares are currently listed on Nasdaq under the symbol “ZURA”.

Risk factors	Any investment in the Class A Ordinary Shares and/or Pre-Funded Warrants offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

USE OF PROCEEDS

All of the Class A Ordinary Shares and Pre-Funded Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of $3,782 if all of the Pre-Funded Warrants registered hereunder are exercised for cash. The exercise of the Pre-Funded Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Pre-Funded Warrant and the price of our Class A Ordinary Shares at the time of exercise. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Pre-Funded Warrants. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus. We expect to use the net proceeds from the exercise of the Pre-Funded Warrants offered in this registration statement, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Pre-Funded Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of Registrable Securities to be sold by the Selling Securityholders pursuant to this prospectus. Other than registration related expenses, the Selling Securityholders will bear their own broker or similar commissions payable with respect to any sales of their Registrable Securities.

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of the Class A Ordinary Shares or Pre-Funded Warrants being offered for resale by this prospectus, which consist of:

•	Up to 21,248,364 Class A Ordinary Shares; and

•	Up to 3,782,000 Pre-Funded Warrants.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Ordinary Shares other than through a public sale. The Class A Ordinary Shares held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Shares.”

The Registrable Shares consist of (i) 2,000,000 Ewon Shares and 9,950 Eugene Shares, (ii) an aggregate of 6,801,633 FPA Shares, (iii) the resale of 3,450,000 Founder Shares, (iv) 550,000 Class A Ordinary Shares issued as consideration for certain exclusive license to Lilly upon the closing of the Business Combination, (v) 18,823,530 Class A Ordinary Shares (including 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) originally issued in the April 2023 Private Placement to certain accredited investors which closed in two tranches on May 1, 2023 and June 5, 2023, (vi) 499,993 restricted Class A Ordinary Shares issued to Amit Munshi, the non-executive chairman of our board of directors, (vii) an additional 1,000,000 shares issued to Lilly as consideration in connection with the entry into a second license agreement dated as of April 26, 2023, (viii) an additional 898,018 Class A Ordinary Shares underlying restricted share units and (ix) an additional 1,158,236 Class A Ordinary Shares issued to affiliates of the Company in connection with the exchange of the private placement warrants, pursuant to the Warrant Exchange.

Because many Selling Securityholders purchased their shares at significantly below the current market price of our ordinary shares, such holder could sell their shares and generate a significant profit while still causing the trading price of our ordinary shares to decline significantly. On August 30, 2024, the closing price of our Class A Ordinary Shares was $4.13. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $14,248,500 and the aggregate profit would be approximately $14,223,500; the aggregate sales price of the FPA Shares would be approximately $28,090,744 and the aggregate profit would be $0; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant to that certain Equity Grant Agreement dated as of December 8, 2022 would be approximately $2,271,500 and the aggregate profit would be approximately $2,271,500; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant to that certain Equity Grant Agreement dated as of April 26, 2023 would be approximately $4,130,000 and the aggregate profit would be approximately $4,130,000; and the aggregate sales price of April 2023 Private Placement Shares (excluding 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) would be approximately $62,121,519 and the aggregate profit would be $0. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

This prospectus also relates to the issuance by us of an aggregate of up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants.

We could receive up to an aggregate of $3,782 if all of the Pre-Funded Warrants registered hereunder are exercised for cash. The exercise of the Pre-Funded Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Pre-Funded Warrants and the price of our Class A Ordinary Shares at the time of exercise. There can be no assurance that all of our Pre-Funded Warrants will be in the money prior to their expiration. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Pre-Funded Warrants. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

The following tables provide the names of the Selling Securityholders, the number of Class A Ordinary Shares and Pre-Funded Warrants that may be sold by the Selling Securityholders under this prospectus and the number of Class A Ordinary Shares and Pre-Funded Warrants that the Selling Securityholders will beneficially own after this offering. The applicable percentage ownership of Class A Ordinary Shares in the second and fifth columns is based on approximately 63,774,183 Class A Ordinary Shares outstanding as of August 29, 2024 (prior to exercise of any outstanding Pre-Funded Warrants). Information with respect to Class A Ordinary Shares owned beneficially after the offering assumes the sale of all of the Class A Ordinary Shares. The Selling Securityholders may offer and sell some, all or none of their Registrable Securities, as applicable.

For purposes of the tables below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. The following tables are prepared based on information provided to us by the Selling Securityholders. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, the Selling Securityholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to these tables, we believe that each Selling Securityholder identified in the tables possesses sole voting and investment power over the Class A Ordinary Shares shown as beneficially owned by the Selling Securityholders. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

	Class A Ordinary Shares
Selling Securityholders	Number Beneficially Owned Prior to Offering		Number Registered For Sale Hereby		Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Ewon Comfortech Co., Ltd.(1)	2,000,020		2,000,020		—	—
Eugene Investment and Securities Co., Ltd.(2)	9,950		9,950		—	—
Athanor Master Fund, LP and Athanor International Master Fund, LP(3)	9,281,633		9,281,633		—	—
JATT Ventures, L.P.(4)(5)	4,644,326	(6)	4,644,326	(6)	—	—
Eli Lilly & Co.(7)	1,550,000		1,550,000		—	—
Deep Track Biotechnology Master Fund, Ltd.(8)	4,205,000	(9)	4,205,000	(9)	—	—
AI Biotechnology LLC(10)	4,200,000	(11)	4,200,000	(11)	—	—
Biomedical Value Fund, L.P.(12)	1,845,199		1,845,199		—	—
Biomedical Offshore Value Fund, Ltd.(13)	1,285,050		1,285,050		—	—
Cheyne Select Master Fund ICAV – Cheyne Global Equity Fund(14)	164,751		164,751		—	—
Averill Master Fund, Ltd.(15)	2,850,000		2,850,000		—	—
Armistice Capital Master Fund Ltd.(16)	950,000		950,000		—	—
Citadel CEMF Investments Ltd.(17)	712,500		712,500		—	—
Woodline Master Fund LP(18)	500,000		500,000		—	—
Logos Opportunities Fund III LP(19)	425,000		425,000		—	—
Monashee Solitario Fund LP(20)	52,800		52,800		—	—
DS Liquid Div RVA MON LLC(21)	67,200		67,200		—	—
BEMAP Master Fund LTD(22)	33,600		33,600		—	—

	Class A Ordinary Shares
Selling Securityholders	Number Beneficially Owned Prior to Offering		Number Registered For Sale Hereby		Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Mission Pure Alpha LP(23)	9,600		9,600		—	—
Blackstone CSP-MST FMAP Fund(24)	40,800		40,800		—	—
Monashee Pure Alpha SPV I LP(25)	36,000		36,000		—	—
SilverArc Capital Alpha Fund I, LP(26)	9,960		9,960		—	—
SilverArc Capital Alpha Fund II, LP(27)	169,080		169,080		—	—
Squarepoint Diversified Partners Fund LP(28)	60,960		60,960		—	—
Allostery Master Fund LP(29)	240,000		240,000		—	—
Don Daseke(30)	230,736		230,736		—	—
Willow Gate LLC(31)	500,000		500,000		—	—
Amit Munshi(32)	117,647		617,640		—	—
Oliver Levy(33)	117,647		117,647		—	—
Chris Cabell(34)	0		162,060		—	—
Kim Davis(35)	0		492,381		—	—
Michael Howell(36)	0		114,395		—	—
Marlyn Mathew(37)	0		129,182		—	—
AIMCO(38)	117,000		117,000		—	—
Hudson Bay Capital Structure Opportunities Master Fund Ltd.(39)	20,650		20,650		—	—
HB Strategies LLC(40)	96,350		96,350		—	—
Schenkel Family One LLC(41)	39,865		39,865		—	—
Meteora Capital Partners(42)	87,750		87,750		—	—
Magnetar Constellation Fund II, Ltd(43)	2,413		2,413		—	—
Magnetar Constellation Master Fund, Ltd(44)	7,678		7,678		—	—
Magnetar SC Fund Ltd(45)	1,909		1,909		—	—
Magnetar Capital Master Fund, Ltd(46)	21,937		21,937		—	—
Magnetar Structured Credit Fund, LP(47)	2,742		2,742		—	—
Magnetar Xing He Master Fund Ltd(48)	2,962		2,962		—	—
Purpose Alternative Credit Fund - T LLC(49)	483		483		—	—
Purpose Alternative Credit Fund Ltd(50)	1,360		1,360		—	—
Magnetar Lake Credit Fund LLC(51)	2,391		2,391		—	—
Someit Sidhu(52)	2,334,117	(53)	2,334,117	(53)	—	—
Verender S. Badial(54)	517,519	(55)	517,519	(55)	—	—
Josh Distler	75,000		75,000		—	—
Javier Cote-Sierra	20,000		20,000		—	—
Arnout Ploos van Amstel(56)	20,000		20,000		—	—
Graeme Sloan	20,000		20,000		—	—
Tauhid Ali	30,000		30,000		—	—
Total	42,893,131		38,149,603		—	—

(1)	Ewon Comfortech Co., Ltd. is a publicly traded company based in South Korea, having a principal address of 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of Korea.

(2)	Eugene Investment and Securities Co., Ltd. has a principal address of Yeongdengpo-gu Gukjegeumyung-ro 24, Seoul, Republic of Korea.

(3)	Athanor Capital Partners, LP, a Delaware limited partnership (“Master GP”), is the general partner of Athanor Master Fund, LP, a Cayman Islands limited partnership (“Athanor MF”). Athanor International Fund GP, LP, a Delaware limited partnership (“International Master GP”), is the general partner of Athanor International Master Fund, LP, a Cayman Islands limited partnership (“Athanor IMF”). Athanor Capital, LP, a Delaware limited partnership (“Athanor Capital”) is the investment adviser to Athanor MF and Athanor IMF. Athanor Capital GP, LLC, a Delaware limited liability company (“Athanor Capital GP”), is the general partner of Athanor Capital. Parvinder Thiara is the managing member of (i) Athanor Capital GP, (ii) Athanor Capital Partners GP, LLC (“ACPGP”), the general partner of Master GP, and (iii) Athanor International Fund Ultimate GP, LLC (“AIFUGP”), the general partner of International Master GP and has voting and dispositive power over the shares held by Athanor MF and Athanor IMF. The business address of each of Athanor MF, Athanor IMF, Master GP, International Master GP, Athanor Capital, Athanor Capital GP, ACPGP, AIFUGP and Parvinder Thiara is 888 Seventh Avenue, 21st Floor, New York, NY 10019.

(4)	JATT Ventures, L.P. is the record holder of such shares. The general partner of the Sponsor is JATT Ventures Ltd. Dr. Someit Sidhu, Zura’s Chief Executive Officer, is the limited partner of the Sponsor and the director and shareholder of the Sponsor’s general partner, and as such, has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor.

(5)	The business address of each of the Sponsor and the Sponsor’s general partner is c/o JATT Ventures, L.P., c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address of Dr. Sidhu is c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(6)	Includes 835,110 Class A Ordinary Shares issued in connection with the Warrant Exchange.

(7)	Eli Lily & Co. has a principal address of Lilly Corporate Center, Indianapolis, IN 46285.

(8)	Deep Track Biotechnology Master Fund, Ltd. has a principal address of 200 Greenwich Ave., Suite 3, Greenwich CT 06830-2506.

(9)	Includes 1,682,000 Class A Ordinary Shares underlying Pre-Funded Warrants.

(10)	AI Biotechnology LLC has a principal address c/o Access Industries Management LLC, 40 W 57th St. FL 28, New York, NY 10019-4012.

(11)	Includes 2,100,000 Class A Ordinary Shares underlying Pre-Funded Warrants.

(12)	Biomedical Value Fund, L.P., has a principal address of 165 Mason St., 3rd Fl., Greenwich CT 06830-6766.

(13)	Biomedical Offshore Value Fund, Ltd., has a principal address of 165 Mason St., 3rd Fl., Greenwich CT 06830-6766.

(14)	Cheyne Select Master Fund ICAV — Cheyne Global Equity Fund has a principal address of 165 Mason St., 3rd Fl., Greenwich CT 06830-6766.

(15)	Averill Master Fund, Ltd. has a principal address c/o Suvretta Capital Management LLC, 540 Madison Ave. FL 7, New York, NY 10022-3213.

(16)	Armistice Capital Master Fund Ltd. has a principal address of 510 Madison Ave. FL 7, New York, NY 10022-5730.

(17)	Citadel CEMF Investments Ltd. has a principal address c/o Citadel Advisors Southeast, Financial Center, 200 S. Biscayne Blvd., Miami FL 33131-2310.

(18)	Woodline Master Fund LP has a principal address of 388 Greenwich St., New York, NY 10013-2362.

(19)	Logos Opportunities Fund III LP has a principal address of One Letterman Dr., Suite D3-700, San Francisco, CA 94129.

(20)	Monashee Solitario Fund LP has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(21)	DS Liquid DIV RVA MON LLC has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(22)	BEMAP Master Fund Ltd. has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(23)	Mission Pure Alpha LP has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(24)	Blackstone CSP-MST FMAP Fund has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(25)	Monashee Pure Alpha SPV I LP has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(26)	SilverArc Capital Alpha Fund I, L.P. has a principal address of 20 Park Plz 4th FL, Boston MA 02116-4307.

(27)	SilverArc Capital Alpha Fund II, L.P. has a principal address of 20 Park Plz 4th FL, Boston MA 02116-4307.

(28)	Squarepoint Diversified Partners Fund LP has a principal address of 20 Park Plz 4th FL, Boston MA 02116-4307.

(29)	Allostery Master Fund LP has a principal address of one Stamford Plaza, 263 Tressor Blvd. FL 9, Stamford CT 06901-3236.

(30)	Don Daseke has a principal address of 15455 Dallas Parkway Suite 550, Addison, TX 75001-6785.

(31)	Willow Gate LLC has a principal business address of 35 Bethune St, New York, NY 10014.

(32)	Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Amit Munshi has a principal business address of 7518 N Sage Meadow Road, Park City, UT 84098.

(33)	Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Oliver Levy has a principal business address of 24B Randolph Crescent, London W9 1DR.

(34)	Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Chris Cabell has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(35)	Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Kim Davis has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(36)	Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Michael Howell has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(37)	Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Marlyn Mathew has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(38)	AIMCO has a principal address of 1600-10250 101 Street NW, Edmunton, Alberta, Alberta T5J 3P4.

(39)	Hudson Bay Capital Structure Opportunities Master Fund Ltd. has a principal address of C/O HUDSON BAY CAPITAL MANAGEMENT LP, 28 Havermeyter Pl., Greenwich, Connecticut, 06830-6637.

(40)	HB Strategies LLC has a principal address of C/O HUDSON BAY CAPITAL MANAGEMENT LP, 28 Havermeyer Pl., Fl. 2, Greenwich, Connecticut, 06830-6637.

(41)	Schenkel Family One LLC has a principal address of 9349 Collins Avenue, Apt. 303, Miami Beach, Florida, 33154.

(42)	Meteora Capital Partners has a principal address of 250 W 55th Street, Fl. 30A, New York, New York, 10019-7669.

(43)	Magnetar Constellation Fund II, Ltd. has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(44)	Magnetar Constellation Master Fund, Ltd. has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(45)	Magnetar SC Fund Ltd. has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(46)	Magnetar Capital Master Fund, Ltd. has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(47)	Magnetar Structured Credit Fund, LP has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(48)	Magnetar Xing He Master Fund Ltd. has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(49)	Purpose Alternative Credit Fund – T LLC has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(50)	Purpose Alternative Credit Fund Ltd. has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(51)	Magnetar Lake Credit Fund LLC has a principal address of C/O MAGNETAR CAPITAL LLC, 10 E 53rd St., Fl. 29, New York, New York, 10022-5080.

(52)	Someit Sidhu has a principal address of c/o Zura Bio Limited, 1489 W. Warm Springs Rd., #110, Henderson, Nevada 89014.

(53)	Includes 196,971 Class A Ordinary Shares issued in connection with the exchange of the private placement warrants, pursuant to the Warrant Exchange.

(54)	Verender S. Badial has a principal address of c/o Zura Bio Limited, 1489 W. Warm Springs Rd., #110, Henderson, Nevada 89014.

(55)	Includes 126,155 Class A Ordinary Shares issued in connection with the Warrant Exchange.

(56)	Arnout Ploos van Amstel has a principal address of c/o Zura Bio Limited, 1489 W. Warm Springs Rd., #110, Henderson, Nevada 89014.

Pre-Funded Warrants
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering(3)	Percentage Beneficially Owned After Offering(3)
Deep Track Biotechnology Master Fund, Ltd.(1)	1,682,000	1,682,000	—	—
AI Biotechnology LLC(2)	2,100,000	2,100,000	—	—
Total	3,782,000	3,782,000	—	—

(1)	Consists of 1,682,000 Pre-Funded Warrants.

(2)	Consists of 2,100,000 Pre-Funded Warrants.

(3)	See table above for the number and percentage of Class A Ordinary Shares beneficially owned after the offering.

DESCRIPTION OF SECURITIES

General

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Zura” refer to Zura Bio Limited following the consummation of the Business Combination.

We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by the MAA, the Cayman Islands Companies Act and the common law of the Cayman Islands. Pursuant to the MAA, our authorized share capital is $30,100 divided into 300,000,000 Zura Class A Ordinary Shares of a par value of $0.0001 each, no Class B Ordinary Shares of a par value of $0.0001 each, and 1,000,000 preference shares of a par value of $0.0001 each. The following description summarizes certain terms of our shares as set out more particularly in the MAA. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of August 29, 2024, we have 63,774,183 Class A Ordinary Shares outstanding. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares eligible to vote for the appointment of directors and voting at the applicable meeting can appoint all of the directors. Subject to the rights of any holders of preference shares to appoint directors, the number of directors that shall constitute the Zura Board shall be as determined from time to time exclusively by the Zura Board.

Directors may only be removed for cause by a majority of the other directors then in office or by the affirmative vote of at least two-thirds (662∕3%) of the voting power of all then-outstanding shares of Zura entitled to vote thereon, voting together as a single class.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights are attached to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. if an application for an order for rectification of the register of members were made in respect of our shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Founder Shares

Founder Shares were outstanding JATT Class B Ordinary Shares that automatically converted into Zura Class A Ordinary Shares at the Closing on a one-for-one basis, subject to adjustment. The Founder Shares are henceforth identical to the other Zura Class A Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below and (ii) the Founder Shares are entitled to registration rights.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preference shares

Our MAA provide that preference shares may be issued from time to time in one or more series. Our Board of Directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors are able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Ordinary Shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof, and do not expect to have any preference shares outstanding immediately following consummation of the Business Combination. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.

Pre-Funded Warrants

As of August 29, 2024, we have 23,884,348 Pre-Funded Warrants outstanding, consisting of 3,782,000 2023 Pre-Funded Warrants, 16,102,348 2024 Pre-Funded Warrants and 4,000,000 pre-funded warrants issued to entities affiliated with Venrock Healthcare Capital Partners on August 21, 2024.

April 2023 Pre-Funded Warrants

On April 26, 2023, the Company entered into certain subscription agreements with certain individual and institutional accredited investors in connection with the sale by the Company of Class A Ordinary Shares and pre-funded warrants. Pursuant to the terms of the subscription agreements, each 2023 Pre-Funded Warrant was sold at a price of $4.249 per 2023 Pre-Funded Warrant. Each 2023 Pre-Funded Warrant has an exercise price of $0.001 per Class A Ordinary Share and is exercisable for one Class A Ordinary Share at any time or times on or after April 26, 2023 until exercised in full. The 2023 Pre-Funded Warrants and the Class A Ordinary Shares issuable upon exercise of the 2023 Pre-Funded Warrants rely on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

April 2024 Pre-Funded Warrants

On April 18, 2024, the Company entered into certain subscription agreements with certain individual and institutional accredited investors in connection with the sale by the Company of Class A Ordinary Shares, par value $0.0001 per share and 2024 Pre-Funded Warrants. Pursuant to the terms of the subscription agreements, each 2024 Pre-Funded Warrant was sold at a price of $3.107 per 2024 Pre-Funded Warrant. Each 2024 Pre-Funded Warrant has an exercise price of $0.001 per Class A Ordinary Share and is exercisable for one Company’s Class A Ordinary Share at any time or times on or after April 22, 2024 until exercised in full. The 2024 Pre-Funded Warrants and the Class A Ordinary Shares issuable upon exercise of the 2024 Pre-Funded Warrants rely on the exemptions from registration provided by Regulation D promulgated thereunder, for transactions not involving a public offering.

Registration Rights

March 2023 A&R Registration Rights Agreement

On March 20, 2023, in connection with and effective upon the consummation of the Business Combination, Zura, the Sponsor and certain other parties entered into the A&R Registration Rights Agreement at the Closing, pursuant to which they agreed to register for resale certain Class A Ordinary Shares and other equity securities that are held by parties thereto from time to time. The A&R Registration Rights Agreement includes customary demand and piggyback registration rights.

With certain limited exceptions, certain of our Class A Ordinary Shares held by parties to the A&R Registration Rights Agreement are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

April 2023 Private Placement

We have filed the registration statement for which this prospectus is a part pursuant to the terms of the subscription agreements entered into with the investors (the “2023 Subscribers”) in the April 2023 Private Placement (the “2023 PIPE Subscription Agreements”), which provides that the Company prepare and file, within 45 days after the closing of the April 2023 Private Placement (the “2023 Filing Deadline”), one or more registration statements (each a “2023 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2023 PIPE Shares”) issued under the 2023 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the 2023 Pre-Funded Warrants (the “2023 Warrant Shares”) issued pursuant to the 2023 PIPE Subscription Agreements, and to cause the applicable 2023 PIPE Registration Statement(s) to become effective within a specified period after the 2023 Filing Deadline. The Company also agreed to use its best efforts to keep such 2023 PIPE Registration Statement effective until the earlier of (i) the date all 2023 PIPE Shares and 2023 Warrant Shares held by or issuable to a 2023 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2023 PIPE Shares and 2023 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2023 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2023 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2023 PIPE Subscription Agreements), if applicable).

April 2024 Private Placement

Under the terms of the subscription agreements entered into with the investors (the “2024 Subscribers”) in the April 2024 Private Placement (the “2024 PIPE Subscription Agreements”), the Company has agreed to prepare and file, within 35 days after the closing of the April 2024 Private Placement (the “2024 Filing Deadline”), one or more registration statements (each a “2024 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2024 PIPE Shares”) issued under the 2024 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the 2024 Pre-Funded Warrants (the “2024 Warrant Shares”) issued pursuant to the 2024 PIPE Subscription Agreements, and to cause the applicable 2024 PIPE Registration Statement(s) to become effective within a specified period after the 2024 Filing Deadline. The Company also agreed to use its best efforts to keep such 2024 PIPE Registration Statement effective until the earlier of (i) the date all 2024 PIPE Shares and 2024 Warrant Shares held by or issuable to a 2024 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2024 PIPE Shares and 2024 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2024 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2024 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2024 PIPE Subscription Agreements), if applicable). The Company filed the 2024 PIPE Registration Statement on May 24, 2024, which was declared effective by the SEC on June 3, 2024.

Dividends

We have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our ability to comply with relevant legal requirements as well as our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Zura Board. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Ordinary Shares and the Warrant Agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Our Securities

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “ZURA”.

Extraordinary General Meetings of Shareholders

Our MAA provide that the directors, the chief executive officer or the chairman of the Board of Directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 10% cent in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our MAA provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting in the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by our Board of Directors with such deadline being a reasonable time before we begin to print and send the related proxy materials. Our MAA also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Authorized but Unissued Shares

Our authorized but unissued Zura Class A Ordinary Shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Zura Class A Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION

This prospectus relates to the resale from time to time by the Selling Securityholders of (i) up to 21,248,364 Class A Ordinary Shares of Zura (consisting of 21,248,364 Class A Ordinary Shares that are issued and outstanding, and 3,782,000 Class A Ordinary Shares underlying Pre-Funded Warrants) and (ii) 3,782,000 Pre-Funded Warrants. The Registrable Securities consist of:

•	2,000,000 Ewon Shares;

•	9,950 Eugene Shares;

•	6,801,633 FPA Shares;

•	3,450,000 Founder Shares;

•	550,000 Class A Ordinary Shares issued to Lilly upon the closing of the Business Combination;

•	18,823,530 April 2023 Private Placement Shares (including 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants);

•	499,993 restricted Class A Ordinary Shares underlying an award of restricted share units offered to our executives;

•	an additional 898,018 Class A Ordinary Shares underlying restricted share units offered to our executives;

•	an additional 1,000,000 shares issued to Lilly in connection with the entry into the Lilly-ZB17 License Agreement;

•	an additional 1,158,236 Class A Ordinary Shares issued to affiliates of the Company in connection with the exchange of the private placement warrants, pursuant to the Warrant Exchange; and

•	3,782,000 Pre-Funded Warrants.

This prospectus also relates to the issuance by us of an aggregate of up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants. See “Use of Proceeds.”

We could receive up to an aggregate of $3,782 if all of the Pre-Funded Warrants registered hereunder are exercised for cash. The exercise of the Pre-Funded Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Pre-Funded Warrants and the price of our Class A Ordinary Shares at the time of exercise. There can be no assurance that all of our Pre-Funded Warrants will be in the money prior to their expiration. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Pre-Funded Warrants. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. We are required to pay all fees and expenses incident to the registration of the Class A Ordinary Shares to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the Class A Ordinary Shares and Pre-Funded Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders includes donees, pledgees, transferees or other successors in interest selling Class A Ordinary Shares received after the date of this prospectus from a Selling Securityholders as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. The Selling Securityholders and any of its permitted transferees may sell their Class A Ordinary Shares offered by this prospectus on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions.

The Selling Securityholders may use any one or more of the following methods when selling the Class A Ordinary Shares offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	through trading plans entered into by a Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with underwriters or broker-dealers to sell a specified number of the shares at a stipulated per share price;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Class A Ordinary Shares acquired in the distribution.

The Selling Securityholders also may transfer the Registrable Securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Registrable Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.

To the extent required, the Registrable Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

In connection with the sale of the Registrable Securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the Registrable Securities short and deliver these Class A Ordinary Shares to close out their short positions, or loan or pledge the Registrable Securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the Class A Ordinary Shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those Class A Ordinary Shares may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Securityholders named herein shall not be deemed to be an underwriter solely as a result of its participation in this offering).

Pursuant to the PIPE Subscription Agreements, the Forward Purchase Agreement, the Amended and Restated Registration Rights Agreement, the ZB-106 Equity Grant Agreement, the Lilly Registration Rights Agreement, and the Second   PIPE Subscription Agreement, we have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act, as set forth in the PIPE Subscription Agreements, the Forward Purchase Agreement and the Amended and Restated Registration Rights Agreement.

In order to comply with the securities laws of certain states, if applicable, the Class A Ordinary Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Cooley LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to warrants. Ogier (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the Class A Ordinary Shares and matters of Cayman Islands law.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.zurabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Our website address is www.zurabio.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and extraordinary shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, and amended by Amendment No. 1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024, and June 30, 2024, filed with the SEC on August 13, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024, July 12, 2024, July 25, 2024, August 9, 2024 and August 21, 2024 and Current Report on Form 8-K/A filed with the SEC on July 2, 2024; and

•	the description of securities contained in our Registration Statement on Form 8-A filed on July 13, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items), prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Attn: General Counsel

(702) 825-9872

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

	Amount
SEC registration fee	$34,505	*
Accountants’ fees and expenses	$25,000
Legal fees and expenses	$100,000
Printing fees	$125,000
Miscellaneous	5,000
Total expenses	$289,505

*      Previously paid.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of Ordinary Shares covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the securities with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime. The MAA provide for indemnification of our current and former officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We have entered into indemnification agreements with each of our officers and directors a form of which is filed as Exhibit 10.4 to our registration statement on Form S-1 that was declared effective by the SEC on July 13, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Effective immediately upon the consummation of the Business Combination, the Company entered into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the laws of the Cayman Islands and our Second Amended and Restated Memorandum and Articles of Association.

Item 16. Exhibits and Financial Statements Schedules

Exhibit	Description
2.1#	Business Combination Agreement, dated as of June 16, 2022, by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on June 17, 2022).

2.2	First Amendment dated as of September 20, 2022 to the Business Combination Agreement by and among JATT, Merger Sub, Merger Sub 2 and Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.2 of JATT’s Form S-4/A (File No. 333-267005), filed with the SEC on October 25, 2022).

2.3	Second Amendment dated as of November 14, 2022 to the Business Combination Agreement by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.2 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on November 15, 2022).

2.4	Third Amendment dated as of January 13, 2023 to the Business Combination Agreement by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on January 19, 2023).

3.1	Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited (incorporated by reference to Exhibit 3.1 to Zura’s Form 8-K (File No. 001-40598), filed with the SEC on March 24, 2023).

4.1	Specimen Share Certificate of Zura (incorporated by reference to Exhibit 4.5 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).

4.2	Form of 2023 Pre-Funded Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2023).

4.3	Form of 2024 Pre-Funded Warrant to Purchase Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 22, 2024).

5.1	Opinion of Ogier (Cayman) LLP regarding the validity of the securities. (incorporated by reference to Exhibit 5.1 of the Company’s amended Registration Statement on Form S-1 (File No. 333-272628), filed with the SEC on August 25, 2023).

5.2	Opinion of Loeb & Loeb LLP regarding the validity of the securities. (incorporated by reference to Exhibit 5.2 of the Company’s amended Registration Statement on Form S-1 (File No. 333-272628), filed with the SEC on August 25, 2023).

10.1	Amended and Restated Registration Rights Agreement dated March 20, 2023, by and among the Company, the Sponsor and the parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-40598) filed with the SEC on March 24, 2023).

10.2	Form of Subscription Agreement by and among Zura Bio Limited and the other parties signatories thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 3, 2023).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 22, 2024).

10.4	Amendment to Warrant Agreement, by and between Zura Bio Limited and Continental Stock Transfer & Trust Company, dated August 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2024).

Exhibit	Description
10.5	Share Surrender and Warrant Agreement, dated as of August 15, 2024, by and among the Company and certain investors party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2024.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Zura.

23.2	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-272628) filed with the SEC on June 13, 2023).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statemen ton Form S-1 (File No. 333-272628) filed by the Issuer with the SEC on June 13, 2023).

*	Filed herewith.

**	Portions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of September, 2024.

Zura Bio Limited

By:	/s/ Robert Lisicki
Name: Robert Lisicki
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Lisicki	Chief Executive Officer and Director	September 5, 2024
Robert Lisicki	(Principal Executive Officer)

/s/ Verender S. Badial	Chief Financial Officer	September 5, 2024
Verender S. Badial	(Principal Financial and Accounting Officer)

/s/ Amit Munshi	Chairman of the Board	September 5, 2024
Amit Munshi

/s/ Sandeep Kulkarni	Director	September 5, 2024
Sandeep Kulkarni

/s/ Arnout Ploos van Amstel	Director	September 5, 2024
Arnout Ploos van Amstel

/s/ Steve Schoch	Director	September 5, 2024
Steve Schoch

/s/ Jennifer Jarrett	Director	September 5, 2024
Jennifer Jarrett

/s/ Neil Graham	Director	September 5, 2024
Neil Graham

/s/ Someit Sidhu, MD	Director	September 5, 2024
Someit Sidhu, MD

/s/ Parvinder Thiara	Director	September 5, 2024
Parvinder Thiara

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zura Bio Limited has signed this Post-Effective Amendment on the 5th day of September, 2024.

Zura Bio Limited

By:	/s/ Robert Lisicki
Name: Robert Lisicki
Title: Chief Executive Officer